                American Access Technologies, Inc. and Subsidiary

             STATEMENT RE: COMPUTATION OF NET LOSS PER COMMON SHARE

                                                                               Year Ended
                                                                              December 31,
                                                                              ------------
                                                                           1998         1997
                                                                           ----         ----
Net Loss                                                                $  (492,814)   $ (256,774)
Cumulative Preferred Stock Dividend                                        (104,167)            -
Beneficial Conversion Preferred Stock Dividend                             (781,250)            -

                                                                       ------------   -----------
                                                                        $(1,378,231)   $ (256,774)
                                                                       ============   ===========

Weighted Average Common Shares Outstanding                                2,992,500     3,033,000

Adjustments to Reflect Requirements of the Securities and Exchange
  Commission SAB
    Common stock issued to director within the period                             -        50,000
Common Shares Issued to Acquire Omega Metals, Inc.                          226,470       226,470
                                                                       ------------   -----------
    Total Weighted Average Number of Common Shares and Equivalents        3,218,970     3,309,470
                                                                       ============   ===========
Net Loss per Common                                                     $      (.43)   $     (.08)
                                                                       ============   ===========